UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 21, 2008

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida		34203
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

On March 21, 2008, nFinanSe Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with Bruce E. Terker, pursuant to which the Company issued and sold to Mr. Terker (i) 200,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $2.50 per share, and (ii) warrants to purchase 100,000 shares of Common Stock at an exercise price of $3.25 per share (“Warrants”), for an aggregate purchase price of $500,000.  Mr. Terker is currently a member of the Company’s Board of Directors and is also a stockholder of the Company.

The Warrants entitle Mr. Terker to purchase up to an aggregate of 100,000 shares of Common Stock at an exercise price of $3.25 per share.  The exercise price of the Warrants is subject to adjustments for Common Stock splits and reverse stock splits.  Mr. Terker may also exercise the Warrants by means of a “cashless exercise.”  The Warrants expire after a three-year term.  In the event that the Company shall consolidate with or merge with or into another person or entity, or the Company shall sell, transfer or lease all or substantially all of its assets, or the Company shall change its Common Stock into property or other securities (each, a “Triggering Transaction”), the Warrants shall terminate and shall thereafter represent only the right to receive the cash, evidences of indebtedness or other property as Mr. Terker would have received had he been the record owner, at the time of completion of a Triggering Transaction, of that number of shares of Common Stock receivable upon exercise of the Warrants in full, less the aggregate exercise price payable in connection with the full exercise of the Warrants.  The Warrants are not exercisable by Mr. Terker to the extent that, if exercised, he or any of his affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Warrants.  The Form of Purchase Agreement and the Form of Warrants are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.  You are encouraged to read the entire text of Exhibit 99.1 and Exhibit 99.2 attached hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Form of Securities Purchase Agreement.

99.2 – Form of Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	March 27, 2008	By:	/s/ JERRY R. WELCH
		Name:	Jerry R. Welch
		Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.                                Document

99.1	Form of Securities Purchase Agreement.
99.2	Form of Warrant.

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